RIDDELL SPORTS INC.                                       EXHIBIT 11
       STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                               Three Months Ended March, 31
                                               ----------------------------
                                                  1996             1995
                                               -----------      -----------
     Primary earnings per share:
     -----------------------------------
       Weighted average common shares
       outstanding during period                8,067,985        8,067,985

       Common shares equivalents of dilutive
        stock options based on treasury
        stock method using average market
        price for  quarter                        388,977                0
                                               -----------      -----------
       Average common shares and equivalents    8,456,962        8,067,985
                                               ===========      ===========
       Net income for the period               $1,290,398       $1,091,396
                                               ===========      ===========
       Per share amount                             $0.15            $0.14
                                               ===========      ===========

     Fully diluted earnings per share:
     -----------------------------------
       Weighted average common shares           8,067,985        8,067,985
       outstanding during period

       Common shares equivalents of dilutive
        stock options based on treasury
        stock method using quarter ending
        market price which is higher than
        average market price                      529,924                0
                                               -----------      -----------
       Average common shares and equivalents    8,597,909        8,067,985
                                               ===========      ===========
       Net income for the period               $1,290,398       $1,091,396
                                               ===========      ===========
       Per share amount                             $0.15            $0.14
                                               ===========      ===========